EXHIBIT 23.3

               Consent of Independent Certified Public Accountants


To:      The Board of Directors
         Computer Management Sciences, Inc.


We consent to the use of our reports incorporated herein by reference.




DELLINGER & DEESE, LLP



Charlotte, North Carolina
March 21, 1997